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                                                                    EXHIBIT 21.1

                                 ISP CHEMCO INC.
                              LIST OF SUBSIDIARIES

                                                                                JURISDICTION OF
COMPANY                                                                            FORMATION
-------                                                                            ---------
           Bluehall Incorporated                                                   Delaware
                Verona Inc.                                                        Delaware
           ISP Acquisition Corp.                                                   Delaware
           ISP Alginates Inc.                                                      Delaware
           ISP Environmental Services Inc.                                         Delaware
           ISP Management Company, Inc.                                            Delaware
                ISP Management LLC                                                 Delaware
                      ISP Administration Inc.                                      Delaware
                      ISP Realty Corporation                                       Delaware
           ISP Minerals Inc.                                                       Delaware
                ISP Minerals LLC                                                   Delaware
                      ISP Granules Inc.                                            Delaware
                      ISP Mineral Products Inc.                                    Delaware
           ISP Real Estate Company, Inc.                                           Delaware
           ISP Technologies Inc.                                                   Delaware
               International Specialty Products Funding Corporation                Delaware
                      ISP Funding Corp. II                                         Delaware
                ISP Technologies LLC                                               Delaware
                      ISP Tech (Texas) Inc.                                        Delaware
           ISP Chemicals Inc.                                                      Delaware
                ISP Chemicals LLC                                                  Delaware
                      ISP Chemical Products Inc.                                   Delaware
                ISP Freetown Fine Chemicals Inc.                                   Delaware
                ISP Investments Inc.                                               Delaware
                      ISP Investments LLC                                          Delaware
                           ISP Capital Inc.                                        Delaware
                      ISP Global Technologies Inc.                                 Delaware
                           ISP Global Technologies LLC                             Delaware
                                ISP GT Inc.                                        Delaware
                                ISP International Corp.                            Delaware
                                    ISP (Puerto Rico) Inc.                         Delaware
                           ISP Andina, C.A.                                        Venezuela
                           ISP Argentina S.A.                                      Argentina
                           ISP Asia Pacific Pte Ltd.                               Singapore
                           ISP (Australasia) Pte Ltd.                              Australia
                           ISP (Belgium) N.V.                                      Belgium
                           ISP (Belgium) International N.V.                        Belgium
                           ISP do Brasil Ltda.                                     Brazil
                           ISP (Canada) Inc.                                       Canada
                                ISP Global Operations (Barbados) Inc.              Barbados
                           ISP Ceska Republika Spol, S.R.O.                        Czech. Rep.
                           ISP (China) Limited                                     China
                           ISP Colombia Ltda.                                      Colombia

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
                                                                                JURISDICTION OF
COMPANY                                                                            FORMATION
-------                                                                            ---------
                           ISP Freight Service N.V.                                Belgium
                           ISP HC Ltd.                                             Cyprus
                                ISP Hungary Holdings Ltd.                          Hungary
                                     ISP Finetech Ltd.                             Israel
                           ISP Global Technologies (Germany) Holding GmbH          Germany
                                ISP Customer Service GmbH                          Germany
                                ISP Global Technologies Deutschland GmbH           Germany
                           ISP Holdings (U.K.) Ltd.                                United Kingdom
                                ISP Alginates (U.K.) Ltd.                          United Kingdom
                                ISP (Great Britain) Co. Ltd.                       United Kingdom
                           ISP (Hong Kong) Limited                                 Hong Kong
                           ISP (Japan) Ltd.                                        Japan
                           ISP (Korea) Limited                                     Korea
                           ISP Marl Holdings GmbH                                  Germany
                                ISP Acetylene GmbH                                 Germany
                                ISP Marl GmbH                                      Germany
                           ISP Mexico, S.A. de C.V.                                Mexico
                           ISP (Norden) A.B.                                       Sweden
                           ISP (Osterreich) Ges.m.b.h.                             Austria
                           ISP (Polska) Sp.z. o.p.                                 Poland
                           ISP Sales (Barbados) Inc.                               Barbados
                           ISP Sales (U.K.) Limited                                Ireland
                           ISP (Singapore) Pte Ltd.                                Singapore
                           ISP (Switzerland) A.G.                                  Switzerland
                           ISP (Thailand) Co., Ltd.                                Thailand
                           Chemfields Pharmaceuticals Private Limited(1)           India



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(1)  50.1% owned by ISP Global Technologies Inc.



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